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                                                              Exhibit 5 and 23.1
                                                                     May 6, 2005


First Albany Companies Inc.
677 Broadway
Albany, New York 12207-2990

                  Re: First Albany Companies Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

                  First Albany Companies Inc., a New York corporation (the "Company"), has requested our opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed by it today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the 600,000 shares of Common Stock, $.01 par value, of the Company (the "Shares") to be issued under the First Albany Companies Inc. 1999 Long-Term Incentive Plan (the "Plan").

                  We have examined and are relying on originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and such other instruments, certificates and representations of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

                  Based on the foregoing, it is our opinion that the Shares are duly authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Plan, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission issued thereunder.

                                   Very truly yours,


                                  CLEARY GOTTLIEB STEEN & HAMILTON LLP

                                        By       /s/ Arthur H. Kohn
                                              -----------------------------
                                               Arthur H. Kohn, a partner